UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 10, 2008
(Date of earliest event reported)

HAUPPAUGE DIGITAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13559	11-3227864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 Cabot Court, Hauppauge, NY 11788
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (631) 434-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2008, Hauppauge Digital Inc. (the “Company”) and Kenneth Plotkin, the Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer and a principal stockholder of the Company, entered into an agreement (the “Amendment”) amending the terms of the first sentence of Section 4.2.1.A of that certain Employment Agreement, dated as of January 10, 1998 (the “Employment Agreement”), between Mr. Plotkin and the Company (see Exhibit 10.2 to the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1998).  The Employment Agreement provides for Mr. Plotkin to receive an annual bonus equal to 2% of the Company’s earnings excluding earnings that are not from operations and before reduction for interest and income taxes (“EBIT”), provided that the Company’s EBIT for the applicable fiscal year exceeds 120% of the prior fiscal year’s EBIT, and if not, then 1% of the Company’s EBIT.  As amended, Mr. Plotkin is to receive an annual bonus equal to 2% of the Company’s earnings excluding earnings that are not from operations and before reduction for interest and income taxes and amounts calculated in accordance with SFAS 123R (“Amended EBIT”), provided that the Company’s Amended EBIT for the applicable fiscal year exceeds 120% of the prior fiscal year’s Amended EBIT, and if not, then 1% of the Company’s Amended EBIT.  The Amendment is effective with respect to Mr. Plotkin’s bonus for the Company’s fiscal year ended September 30, 2007.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Agreement, dated April 10, 2008, between Hauppauge Digital Inc. and Kenneth Plotkin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAUPPAUGE DIGITAL INC.

Dated: April 10, 2008	By:	/s/ Gerald Tucciarone
Gerald Tucciarone
Chief Financial Officer